Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Premier Energy Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Anton Prodonavic, Chief Executive Officer of the Company, and Alexey Goleshev, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 23, 2009

PREMIER ENERGY CORP.

By:	/s/ Anton Prodonavic
Anton Prodonavic, Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Alexey Goleshev
Alexey Goleshev, Chief Financial Officer and Director (Principal Financial Officer)